Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 26, 2015, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-204463) and related Prospectus of Microchip Technology Incorporated for the registration of 14,313,815 shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

June 26, 2015